CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-277575 on Form S-6 of our report dated April 11, 2024, relating to the financial statement of FT 11360, comprising 40/60 Strategic Allocation Port. 2Q '24 - Term 7/16/25 (40/60 Strategic Allocation Portfolio, 2nd Quarter 2024 Series), one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

April 11, 2024